Exhibit 99.1

Brendan Carr Chairman

FEDERAL COMMUNICATIONS COMMISSION WASHINGTON, DC 20554

September 8, 2025

Mr. Charles W. Ergen

Chairman of the Board of Directors EchoStar Corporation

9601 South Meridian Boulevard Englewood, Colorado 80112

RE: EchoStar’s Spectrum Licenses

Dear Mr. Ergen:

Earlier this year, I wrote a letter notifying you that I had asked FCC staff to investigate EchoStar’s compliance with its buildout milestones and other obligations regarding the company’s federal spectrum licenses. As I noted at the time, the FCC’s buildout obligations are designed to ensure that communities in rural and urban America have a fair shot at next- generation connectivity.

I have appreciated your responses, engagement, and information provided since my original letter.

Accordingly, I have asked FCC staff to bring the agency’s investigation to conclusion. In particular, I have directed FCC staff to: (1) dismiss VTel’s petition for reconsideration; (2) confirm that EchoStar holds exclusive terrestrial and MSS rights over the AWS-4 spectrum to which it is currently licensed; and (3) find that relevant FCC buildout and other related obligations have been satisfied by EchoStar in view of the company’s current FCC milestones.

Sincerely,

Brendan Carr